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                                                                    EXHIBIT 10.4


                           DATED 25TH September 1995



                       EURO SOFTWARE SYSTEMS LIMITED (1)

                       UNICOMP HOLDINGS (UK) LIMITED (2)






                        --------------------------------
                        AGREEMENT FOR SALE OF A BUSINESS
                        --------------------------------



                       We hereby certify that the within
                       is a true copy of the original
                       of which it purports to be a copy

                       Dated this 13th day of October 1995

                       Signed /s/ Johns Elliot
                              -----------------
                              Johns Elliot
                              Solicitors
                              11 Lombard Street
                              BELFAST BT1 1RG



                                 TUGHAN & CO.,
                               Marlborough House,
                              30 Victoria Street,
                                    Belfast.
                                    BT1 3GS

                                Ref: PA/RT/0424U

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THIS AGREEMENT is made this 25th day of September 1995


BETWEEN:

(1) EURO SOFTWARE SYSTEMS LIMITED a company incorporated under the laws of Northern Ireland with registered number NI [18435] whose registered office is at Advec House, Falcon Road, Belfast BT12 ("the Seller")

(2) UNICOMP HOLDINGS (UK) LIMITED a company incorporated under the laws of England with registered number 2777955 whose registered office is at Acre House, 11/15 William Road, London NW1 3ER ("the Buyer")

1.     INTERPRETATION

1.1    In this Agreement including the Schedules:-

1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:

       "Assets" means the property, assets and rights of the Business to be purchased by the Buyer as described in clause 2.1 which relate to the trading activities of the Seller in U.K.

       "Book Debts"                       means the trade debts owed to the
                                          Seller at the Effective Date in
                                          connection with the Business including
                                          without limitation amounts due on foot
                                          of invoices issued by the Seller in
                                          relation to services to be performed
                                          after 1st July 1995

       "Business"                         means the business of supply and
                                          maintenance of hardware acquired by
                                          the Seller from the company formerly
                                          known as Advec Limited (now Pixels
                                          Limited) but for the avoidance of
                                          doubt does not include the Timeless
                                          Software

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       "Contracts"                        means the current contracts and
                                          engagements of the Seller in relation
                                          to the Business as listed in Appendix
                                          1, but excluding contracts with
                                          employees

       "Effective Date"                   means the commencement of business on
                                          the 1st day of July 1995

       "Employees"                        means the persons who, at the
                                          Effective Date, were employed by the
                                          Seller for the purposes of the
                                          Business a list of whom is included in
                                          Schedule 2

       "Goodwill"                         means the freehold goodwill of the
                                          Seller in relation to the Business,
                                          together with the exclusive right for
                                          the Buyer or its assignee to represent
                                          itself as carrying on the Business in
                                          succession to the Seller, and the use
                                          of the name "Advec" in association
                                          with the Business

       "Heads of Agreement"               means the agreement dated 11th July
                                          1995 between the Seller and the Buyer
                                          for the sale of the Business to the
                                          Buyer

       "Industrial Property Rights"       means all industrial and intellectual
                                          property rights of the Seller in
                                          respect of the company formerly known
                                          as Advec Limited only including,
                                          without limitation, the patents, trade
                                          marks, registered designs and
                                          copyrights in any part of the world
                                          and the copyright in all drawings,
                                          plans, specifications, designs and
                                          computer software owned by the Seller
                                          and used in or for the purposes of the
                                          Business and all know-how and

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                                          confidential information so owned and
                                          used

       "Liabilities"                      means all liabilities of the Business
                                          outstanding at close of business on
                                          10th July 1995

       "Regulations"                      means the Transfer of Undertakings
                                          (Protection of Employment) Regulations
                                          1981

       "Stocks" means the stocks of engineering parts and equipment and the engineering spares, tools and test equipment owned by the Seller at the Effective Date for the purposes of or in connection with the Business, including items which, although subject to reservation of title by the vendors, are under the control of the Seller listed in Appendix 3

1.1.2 all references to a statutory provision or measure shall be construed as including references to:

       (a) any statutory modification, consolidation or re-enactment (whether before or after today's date) for the time being in force;

       (b)    all statutory instruments or orders made pursuant to it;

       (c) all statutory provisions of which it is a consolidation, re-enactment or modification;

1.1.3 except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all other genders; words denoting persons include firms and corporations and vice versa;

1.1.4 unless otherwise stated, a reference to a clause, sub-clause or Schedule is a reference to a clause or sub-clause of, or a Schedule to, this Agreement;

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1.1.5  clause headings are for ease of reference only and are not intended to affect the construction of this Agreement.

1.1.6 a document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the parties to this Agreement and a copy of which has been signed for identification purposes by or on behalf of them.

1.1.7 all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person in this Agreement are given or entered into jointly and severally.

2.     AGREEMENT FOR SALE

2. Subject to the terms and conditions of this Agreement, the Seller as beneficial owner shall sell to the Buyer which shall purchase as at the Effective Date:

2.1    the Business as a going concern; and

2.2 all the property, assets and rights of the Seller used in the conduct of the Business including, but without limitation;

       (a)    the Goodwill;
       (b)    the Stocks;
       (c)    the benefit of the Contracts; and
       (d)    the Industrial Property Rights.

3.     PURCHASE CONSIDERATION

3.1 The consideration for the sale by the Seller of the Business and the Assets (other than the Stocks) shall be the sum of [pound sterling] 171,580 and for the Stocks the sum of [pound sterling]100,000.

3.2    The consideration stated in Clause 3.1 shall be paid as follows:-

3.2.1  as to [pound sterling]100,000 paid on signing of Heads of Agreement;

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3.2.2  a further payment of [pound sterling]131,580 on the date hereof (if not already paid in accordance with the terms of the Heads of Agreement)

3.2.3 four further monthly payments of [pound sterling]10,000 each of first payment to be made on 1st October 1995 and thereafter on the first day of each succeeding month

3.3    The consideration shall be exclusive of any value added tax.

3.4 If any amount shall become payable to the Buyer by way of compensation or indemnity in respect of a breach of warranty hereunder, the purchase price payable pursuant to this section shall be reduced by the amount so payable in respect of such breach; provided however that any such set-off or reduction shall be without prejudice to the right of the Buyer to recover the excess of any compensation or indemnity or any costs from the Seller.

4.     COMPLETION

4.1 The sale and purchase shall be completed immediately upon exchange of this Agreement when all the matters set out in this clause 4 shall be effected.

4.2 The Seller shall deliver to the Buyer, at the principal office of the Business, such of the Assets (if any) as are capable of being transferred by delivery and have not already been delivered.

4.3 The Seller shall cause to be delivered or (if so requested by the Buyer) made available to the Buyer:

4.3.1 such documents as are required by the Buyer's Solicitors to complete the sale and purchase of the Assets and vest title to the Assets in the Buyer, including (but without limitation) assignments of the Goodwill, Contracts, Industrial Property Rights

4.3.2 copies only of all its books of account, ledgers, payroll records, income records, stock and other records, information relating to customers and suppliers (including without limitation a list of all the customers of the Business during the last two years, a list of purchasers to which outstanding quotations have been given and a list

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       of unfulfilled orders as at the Effective Date), relevant computer programmes and other books and documents which relate to the Business (other than minute books relating to directors' and shareholders' meetings and statutory books) all originals to remain in the custody of the Seller;

4.3.3 all its designs and drawings, plans, instructional and promotional material, sales publications, advertising materials, terms and conditions of sale and other technical material and sales matter which relate to the Business together with any plates, blocks, negatives and similar material relating to them;

4.3.4 copies only of all records (including without limitation national insurance and PAYE) relating to all the Employees duly completed and up to date all originals to remain in the custody of the Seller;

4.3.5 copies only of the value added tax records referred to in clause 10.2 all originals to remain in the custody of the Seller;

4.3.6 letter of non-crystallisation in the approved terms duly executed by Northern Bank Limited.

4.3.7 a certified copy of a resolution of the board of directors of the Seller approving the sale of the Assets on the terms of this Agreement and authorising Mr. Martin to execute it for and on behalf of the Seller.

4.4 Upon completion of the matters referred to above the Buyer shall deliver to the Seller:-

4.4.1 a banker's draft in respect of the part of the purchase consideration specified in clause 3.2.2 (if not already paid)

4.5 The Buyer shall not be obliged to complete the purchase of any of the Assets unless the purchase of all the Assets is completed in accordance with this Agreement.

4.6 The Buyer may in its absolute discretion waive any requirement contained in clause 4.2 or 4.3.

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4.7    In addition to the other provisions of Clause 4.3 it is further agreed that the Buyer may at its own expense and subject to indemnifying the Seller against any reasonable costs thereby incurred by the Seller carry out an historical audit of the books and records of the Seller relating to the Business to satisfy USA Stock Exchange requirements and the Seller agrees to co-operate with and provide all relevant information and records within its control to the Buyer to enable the Buyer to comply with such requirements.

5.     INDEPENDENT ACCOUNTANTS

If any difference of opinion arises between the parties or their respective accountants, in relation to any provisions of this Agreement in respect of which a party is expressed to have the right to refer such matter for determination by an independent firm of accountants pursuant to this clause 13, subject to any time period referred to in the relevant provision during which the parties must seek to resolve the dispute before referring it to an independent firm having expired, either party may refer the matter to an independent firm of accountants for resolution as follows:

5.1 the independent firm shall be jointly agreed by the parties or, if no agreement is reached within 10 days after either party notifies the other that it wishes to appoint a firm under this clause, shall be appointed at the request of either party by the President of the Ulster Society of the Institute of Chartered Accountants in Ireland;

5.2 the independent firm shall be requested to resolve the matter in dispute applying the terms of this Agreement;

5.3 the determination of the independent firm shall be final and binding on both parties in the absence of manifest error;

5.4 the costs of the determination of the independent firm shall be within their award.

6.     DEBTORS

6.1 The Seller shall forthwith supply to the Buyer full details of the Book Debts and the Buyer shall account to the Seller at monthly intervals for the amounts received by it in respect of the Book Debts and the Seller shall account to the Buyer at monthly intervals for amounts by it but due to the Buyer

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6.2    Subject to any express intention to the contrary on the part of the debtor, any money received by the Buyer in respect of any Book Debts from a person who is also indebted to the Seller shall be deemed to have been paid in or towards discharge of the oldest debt, regardless of the identity of the creditor.

6.3 Each of the Buyer and the Seller shall for a period of 12 months give to the other reasonable access to its books and records in relation to the receipt of monies.

7.     CREDITORS AND LIABILITIES

7.1 The Seller shall forthwith supply to the Buyer full details of the Liabilities.

7.2 The Seller shall promptly discharge the Liabilities and notwithstanding completion of the purchase of the Business shall be responsible for all debts payable by and claims outstanding against it at the Effective Date including all wages, sums payable under taxation statutes, rent and other expenses and the Seller shall indemnify and keep indemnified the Buyer in respect of all losses, claims or demands as a result of non-payment of the Liabilities.

7.3    In addition to clause 7.2:

7.3.1 the Seller shall remain liable for claims by third parties in respect of any service supplied or sale made by the Seller or any act or omission of the Seller prior to the Effective Date or arising from defective products or parts of products manufactured by the Seller, even if the defective products or parts were sold by the Buyer

7.3.2 upon becoming aware of any such claim the Seller will promptly give notice of it to the Buyer and shall not take steps which might reasonably be expected to damage the commercial interests of the Buyer without prior consultation with the Buyer

7.3.3 the Buyer shall indemnify the Seller against claims by third parties arising from defective products which may be brought against the Seller in respect of sales occurring after the Effective Date which relate to the Business and are not covered by clause 7.3.1

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7.4    The liability of the Seller under clause 7.3.1 shall extend to any settlement of a claim (including costs) made with the approval of the Seller.

7.5 The Buyer shall take all reasonable steps to perform, in accordance with its normal business standards, the obligations of the Seller to provide after-sales service or to meet warranty claims of customers arising in the normal course of the Business as a result of transactions carried out by the Seller prior to the Effective Date, insofar as copies of which have been produced to the Buyer.

8.     CONTRACTS

       The Buyer shall perform and discharge the outstanding obligations and liabilities of the Seller under the Contracts, except for any obligations or liabilities attributable to a breach on the part of the Seller.

9.     EMPLOYEES

9.1 On the signing of this Agreement the Buyer will reimburse the Seller for full amounts incurred by and legally payable by the Seller in relation to the redundancy of Tom Edgar, Robert Hall and Graham Whiteside

9.2 The Buyer will keep the Seller indemnified against all claims by the Employees or any of them pursuant to the Regulations or otherwise in relation to their employment after 31st July 1995 and against all claims by the said Tom Edgar, Robert Hall and Graham Whiteside or any of them pursuant to the Regulations or otherwise arising out of this Agreement.

9.3 The Seller shall indemnify the Buyer against any order to pay compensation to any of its employees other than the Employees and the said Tom Edgar, Robert Hall and Graham Whiteside made pursuant to the Regulations provided that the order is not made as a result of any act or omission of the Buyer in derogation of its obligations under this Agreement.

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9.4    All salaries and other emoluments, including holiday pay, tax and national insurance payments and contributions to retirement benefit schemes, relating to the Employees shall be borne by the Seller up to the 31st day of July 1995 and at the date of this Agreement all necessary apportionments shall be made as at the Effective Date such apportionment to include also all expenses for the Employees paid by the Seller after the Effective Date.

10.    VALUE ADDED TAX

10.1 The parties shall use all reasonable endeavours to procure that the sale of the Business is deemed to be a transfer of a business as a going concern for the purposes of the Value Added Tax Act 1994 and Regulation 5 of the Value Added Tax (Special Provisions) Order 1992.

10.2 The Seller shall forthwith deliver to the Buyer all the records of the Business for value added tax purposes which are required by the Value Added Tax Act of 1983 & 33(1)(b) to be preserved by the Buyer.

10.3 The Buyer shall for a period of not less than 6 years from the Effective Date preserve the records delivered to it by the Seller and, upon reasonable notice during normal business hours, make them available to the Seller or its agents.

11.    TITLE AND APPORTIONMENTS

11.1 The Seller shall take all necessary steps and co-operate fully with the Buyer to ensure that it obtains the full benefit of the Business and Assets and shall execute such documents and take such other steps (or procure other necessary parties so to do) as are necessary or appropriate for vesting in the Buyer all its rights and interests in the Assets.

11.2 Insofar as the Assets comprise the benefit of contracts which cannot effectively be assigned to the Buyer without the consent of a third party or except by an agreement of novation:

11.2.1 the Seller and the Buyer shall use all reasonable endeavours to obtain consent or to procure a novation

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11.2.2 unless and until consent is obtained or the contracts are novated the
       Buyer shall, for its own benefit and to the extent that the contracts permit, perform on behalf of the Seller (but at the Buyer's expense) all the obligations of the Seller arising after the Effective Date (insofar as they have been disclosed to the Buyer) and indemnify the Seller against all costs, proceedings, claims, demands and expenses which may be incurred by the Seller as a result of any act, neglect, default or omission on the part of the Buyer to perform or comply with any such obligations of the Seller which fails to be performed after the Effective Date.

11.3 All outgoings relating to or payable in respect of the Business up to the Effective Date shall be borne by the Seller and as from the Effective Date shall be borne by the Buyer and all rents, royalties and other periodical payments receivable in respect of the Business up to that time shall belong to and be payable to the Seller and as from that time shall belong to and be payable to the Buyer.

11.4 Where any amounts fall to be apportioned under this Agreement, the Seller shall provide the Buyer with full details of the apportionments, together with supporting vouchers or similar documentation, and in the absence of dispute the appropriate payment shall be made by or to the Seller forthwith. If the amount of any apportionment is in dispute, the provisions of clause 5.2 shall apply for resolving the dispute and the amount determined in accordance with that clause shall be paid within 14 days of the determination, and not so paid then paid together with interest calculated on a daily basis (as well after as before judgment), from the Effective Date until the date of actual payment, at the rate of 3 per centum per annum above the base rate from time to time of Northern Bank Limited.

12.    WARRANTIES BY THE VENDOR

       The Seller warrants to the Buyer that full details of all information regarding the cancellation, termination or non-renewal of maintenance contracts which the Seller has received, whether or not in writing, prior to the 10th July 1995 have been given to the Buyer.

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13.    ANNOUNCEMENTS

       No announcement of any kind shall be made in respect of the subject matter of this agreement except as specifically agreed in writing between the Seller and the Buyer, or in any announcement required by The Stock Exchange. Any announcement by either party shall in any event be issued only after prior consultation with the other.

14.    COSTS

       All expenses incurred by or on behalf of the parties, including all fees of agents, solicitors, accountants employed by either of the parties in connection with the negotiation, preparation and execution of this Agreement shall be borne solely by the party which incurred them.

15.    COMMUNICATIONS

15.1 All communications between the parties with respect to this Agreement shall be delivered by hand or sent by first-class post to the address of the addressee as set out in this Agreement, or to such other address (being in the United Kingdom) as the addressee may from time to time have notified for the purpose of this clause, or sent by telex.

15.2   Communications shall be deemed to have been received:

15.2.1 if sent by first-class post: 3 business days after posting exclusive of the day of posting

15.2.2 if delivered by hand: on the day of delivery

15.2.3 if sent by facsimile: at the time of transmission.

15.3 Communications addressed to the Seller shall be marked for the attention of Darwin Martin, Euro Software Systems Limited, Advec House, Falcon Road, Belfast. Communications addressed to the Buyer shall be marked for the attention of Joe Higgins at Hydepark house, Mallusk Road, Newtownabbey BT36 8WU.

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15.4   In proving service:

15.4.1 by delivery by hand: it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee

15.4.2 by post: it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

15.4.3 by facsimile: it shall be necessary only to produce the sender's copy bearing the addressee's answerback.

16.    ENTIRE AGREEMENT AND SCHEDULES

16.1 This Agreement and the Schedules shall constitute the entire Agreement and understanding between the parties with respect to all matters which are referred to.

16.2   All the Schedules form part of this Agreement.

16.3   This Agreement shall be binding upon each party's successors and assigns.

17.    INVALIDITY

17.1 If any term or provision in this Agreement shall in whole or in part be held to any extent to be illegal or unenforceable under any enactment or rule of law, that term or provision or part shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

18.    PROPER LAW

18.1 The construction, validity and performance of this Agreement shall be governed by the laws of Northern Ireland.

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Signed for and on behalf of
EURO SOFTWARE
SYSTEMS LIMITED




Signed by /s/ Stephen A. Hafer, Chairman
for and on behalf of
UNICOMP HOLDINGS (UK)
LIMITED in the presence
of:- /s/ Joseph Higgins, Director


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                                   SCHEDULE 1
                                 CONSIDERATION



   Goodwilll                        )
   Fixed Assets                     )
   Industrial Property Rights       ) [pound sterling]171,580
   Contracts and all other          )
   property, assets and rights      )

   Stocks                        [pound sterling]100,000




                                   SCHEDULE 2
                                   EMPLOYEES


Richard Taylor
Sonya McConville
Peter Hawkins
Gerry Brown
John Cunningham
Terry Young
Connor Murphy
Edna Armstrong
Neil Bain
Graham Childs





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